UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by the registrant   [X]

Filed by a party other than the registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ]  Confidential, for use of the Commission
       (only as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                          ISA Internationale Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules  14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid: None

[ ]  Fee paid previously with Preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously, identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                   WE ARE NOT ASKING YOU FOR A PROXY
             AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                       ISA INTERNATIONALE INC.
                          2560 RICE STREET
                         ST. PAUL, MN 55113
                Phone: (651)489-6941 Fax: (651) 489-2254

                        INFORMATION STATEMENT
                     AND NOTICE OF ACTIONS TAKEN
            BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

General Information
-------------------

This information is being provided to the shareholders of ISA Internationale Inc. (the "Company"), in connection with our prior receipt of approval by written consent of the holders of a majority of our common stock authorizing:
(a.). increasing the aggregate number of shares of preferred stock authorized from 5,000,000 shares to 30,000,000 and (b.) issuing a reverse stock split of 140 shares to one (1) share of Company common stock to shareholders on record effective as of January 22, 2004 (the "Effective Date"). Shareholders holding shares representing more than 75% of the votes entitled to be cast at a special meeting on January 12, 2004 of the Company's shareholders consented in writing to the proposed actions.

The Company's Board of Directors approved this action on January 12, 2004, and recommended that the Articles of Incorporation of the Company be amended in order to a.)Increase the aggregate number of shares of preferred stock authorized from 5,000,000 shares to 30,000,000 and b.) to issue a reverse stock split of 140 shares to one (1) share of ISAI common stock to shareholders on record one the Effective Date for the purpose of raising the trading price range of the Company's common stock on the NASDAQ OTCBB effective as of January 22, or earlier date as to be determined.

The date on which this Information Statement was first sent to shareholders is on, or about January 16, 2003. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was December 31, 2003(the "Record Date").

Outstanding Voting Stock of the Company
---------------------------------------

As of the Record Date, there were 54,403,196 shares of Common Stock issued and outstanding and 5,000,000 shares of Preferred Stock with voting rights equivalent to the number of shares of common stock the preferred shareholder would be entitled to under the conversion feature of the stock. This conversion feature allows the preferred shareholder to convert to the greater of 17,500,000 shares of common stock or 75% of the issued and committed to be issued common stock for a total of 208,915,788 shares of outstanding stock eligible to vote. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Security Ownership of Certain Owners and Management
---------------------------------------------------

The following Table sets forth the Common Stock ownership information as of January 9, 2004, with respect to: (1) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (2) each director of the Company, (3) each person intending to file a written consent to the adoption of the Amendment described herein, and (4) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.

A. Security Ownership of Certain Beneficial Owners

                                    Shares of Common Stock    Percent of
Name and Address of Beneficial Owner  Beneficially Owned      Outstanding
-------------------------------------------------------------------------
Doubletree Capital Partners, Inc. (1)   157,512,590              75.4%
A Minnesota corporation
12201 Champlin Drive, Champlin, MN 55318

Barbara McLean                           12,530,116               6.0%
Quincy, IL 62301

Bernard L. Brodkorb (2)                 158,762,590              76.0%
2560 Rice St, St. Paul, MN.55113

(1) Includes 154,512,590 shares which may be acquired upon conversion of 5,000,000 shares of Preferred Stock into 17,500,000 shares of Common Stock and an additional 137,012,590 Common shares which may be acquired upon conversion of the Preferred Stock which entitle the owner to ownership rights to no less than 75% of the then outstanding or to be outstanding Common Stock shares. The Preferred Stock also contains an owner's anti-dilution clause allowing for additional Common shares to be issued with immediate voting rights.
(2) Includes 1,250,000 shares of Common Stock currently owned and 50 % beneficial interest in Doubletree Capital Partners, Inc. which would result in additional beneficial ownership shares of 157,512,590.

B. Security Ownership of Management and Directors

                                       Number of Common Stock    Percent of
Name and Address of Beneficial Owner     Beneficially Owned      Outstanding

Bernard L. Brodkorb, Jr. (3)                   158,212,590            75.4%
2560 Rice St., St. Paul, MN 55113

Roger G. Garmann (4)                               219,506             0.1%
2560 Rice St., St. Paul, MN 55113

Donald G. Kampmann                                  -0-
2560 Rice St., St. Paul, MN 55113

James S. Dixon                                      -0-
2560 Rice St., St. Paul, MN 55113             ------------           -------
Directors and executive officers as a group    158,432,096             75.5%
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(3) Includes warrants to purchase 450,000 shares exercisable at $1.00 per share and voting rights for stock owned by Doubletree Capital Partners, Inc.
(4) Includes warrants to purchase 10,000 shares exercisable at $1.00 per share.


Purpose and Effect of A Reverse Stock Split
---------------------------------------------------------------------------

The Board of Directors believes a reverse stock split will benefit the Corporation through improving the trading price range of the Company's common stock traded on the OTCBB Exchange. Given these considerations, the Board of Directors has decided that it is in the best interests of the Company and the stockholders to: (a) increase the aggregate number of shares of preferred stock authorized from 5,000,000 shares to 30,000,000 and b.) to issue a reverse stock split of 140 shares to one (1) share of ISAI common stock for the purpose of raising the trading price range of the Company's common stock on the NASDAQ OTCBB effective as of January 22, or earlier date as to be determined. Shareholders entitled to fractional shares will receive one share of the new common stock.

Exhibit 99.1 included as a part of this transmittal documents the resolution of the Board of Directors approved at a special meeting.


Conclusion
----------

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the certificate of Amendment of Restated Certificate of Incorporation.

Your consent to these items or proxy vote is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.


For the Board of Directors of ISA International Inc.

Date:  January 12, 2004

By: /s/ Bernard L. Brodkorb
Bernard L. Brodkorb
Title: President, CEO and Director
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